
                                                                   EXHIBIT 10.40

                           PURCHASE AND SALE AGREEMENT

                                  by and among

          CANDLEWOOD HOTEL COMPANY, INC. AND CERTAIN OF ITS AFFILIATES,
                                   as Sellers,

                                       and

                          HOSPITALITY PROPERTIES TRUST,
                                  as Purchaser

                           ---------------------------

                                  July 21, 2003

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                                TABLE OF CONTENTS

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SECTION 1. DEFINITIONS............................................................................................       1

         1.1      "Agreement".....................................................................................       1
         1.2      "Agreement to Lease"............................................................................       1
         1.3      "Allocable Purchase Price"......................................................................       2
         1.4      "Assets"........................................................................................       2
         1.5      "Business Day"..................................................................................       2
         1.6      "Candlewood"....................................................................................       2
         1.7      "Candlewood Fund I".............................................................................       2
         1.8      "Candlewood Parties"............................................................................       2
         1.9      "Closing".......................................................................................       2
         1.10         "Closing Date"..............................................................................       2
         1.11         "Contracts".................................................................................       2
         1.12         "Defective Property"........................................................................       3
         1.13         "Documents".................................................................................       3
         1.14         "FF&E"......................................................................................       3
         1.15         "Hotel".....................................................................................       3
         1.16         "Improvements"..............................................................................       3
         1.17         "Intangible Property".......................................................................       3
         1.18         "Non-Liable Parties"........................................................................       3
         1.19         "Opening Date"..............................................................................       3
         1.20         "Permitted Encumbrances"....................................................................       3
         1.21         "Plans and Specifications"..................................................................       4
         1.22         "Properties"................................................................................       4
         1.23         "Purchase Price"............................................................................       4
         1.24         "Purchaser".................................................................................       4
         1.25         "Real Property".............................................................................       4
         1.26         "Retained Funds"............................................................................       4
         1.27         "Review Period".............................................................................       4
         1.28         "Second Amended Lease"......................................................................       4
         1.29         "Sellers"...................................................................................       5
         1.30         "Surveys"...................................................................................       5
         1.31         "Tenant"....................................................................................       5
         1.32         "Tenant Leases".............................................................................       5
         1.33         "Title Commitments".........................................................................       5
         1.34         "Title Company".............................................................................       5

SECTION 2. PURCHASE AND SALE; DILIGENCE...........................................................................       5

         2.1      Purchase and Sale...............................................................................       5
         2.2      Diligence Inspections...........................................................................       5
         2.3      Defective Properties............................................................................       6
         2.4      Title Matters...................................................................................       7
         2.5      Survey Matters..................................................................................       8
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                               TABLE OF CONTENTS

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SECTION 3. PURCHASE AND SALE.....................................................................................         9

         3.1      Closing........................................................................................         9
         3.2      Purchase Price.................................................................................         9

SECTION 4. CONDITIONS TO PURCHASER'S OBLIGATION TO CLOSE.........................................................        10

         4.1      Closing Documents..............................................................................        10
         4.2      Condition of Properties........................................................................        11
         4.3      Title Policies and Surveys.....................................................................        11
         4.4      Opinions of Counsel............................................................................        12

SECTION 5. CONDITIONS TO CANDLEWOOD PARTIES' OBLIGATION TO CLOSE.................................................        12

         5.1      Purchase Price.................................................................................        12
         5.2      Closing Documents..............................................................................        12
         5.3      Opinion of Counsel.............................................................................        12

SECTION 6. REPRESENTATIONS AND WARRANTIES OF CANDLEWOOD PARTIES..................................................        13

         6.1      Status and Authority of the Candlewood Parties.................................................        13
         6.2      Action of the Candlewood Parties...............................................................        13
         6.3      No Violations of Agreements....................................................................        13
         6.4      Litigation.....................................................................................        13
         6.5      Existing Leases, Agreements, Etc...............................................................        14
         6.6      Disclosure.....................................................................................        14
         6.7      Utilities, Etc.................................................................................        14
         6.8      Compliance With Law............................................................................        14
         6.9      Taxes..........................................................................................        15
         6.10         Not A Foreign Person.......................................................................        15
         6.11         Hazardous Substances.......................................................................        15
         6.12         Insurance..................................................................................        15
         6.13         Ownership of Sellers.......................................................................        15
         6.14         Substantial Completion.....................................................................        16
         6.15         Condition of Properties....................................................................        16

SECTION 7. REPRESENTATIONS AND WARRANTIES OF PURCHASER...........................................................        17

         7.1      Status and Authority of the Purchaser..........................................................        17
         7.2      Action of the Purchaser........................................................................        17
         7.3      No Violations of Agreements....................................................................        18
         7.4      Litigation.....................................................................................        18

SECTION 8. COVENANTS OF THE CANDLEWOOD PARTIES...................................................................        18
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         8.1      Compliance with Laws, Etc......................................................................        18
         8.2      Approval of Agreements.........................................................................        18
         8.3      Notice of Material Changes or Untrue Representations...........................................        19
         8.4      Financial Information..........................................................................        19

SECTION 9. APPORTIONMENTS........................................................................................        19

         9.1      Real Property Apportionments...................................................................        19
         9.2      Closing Costs..................................................................................        20

SECTION 10. DEFAULT..............................................................................................        20

         10.1         Default by the Candlewood Parties..........................................................        20
         10.2         Default by the Purchaser...................................................................        20
         10.3         Limitation of Remedies.....................................................................        21

SECTION 11. MISCELLANEOUS........................................................................................        21

         11.1         Agreement to Indemnify.....................................................................        21
         11.2         Brokerage Commissions......................................................................        22
         11.3         Publicity..................................................................................        23
         11.4         Notices....................................................................................        23
         11.5         Waivers, Etc...............................................................................        24
         11.6         Assignment; Successors and Assigns.........................................................        25
         11.7         Severability...............................................................................        25
         11.8         Counterparts, Etc..........................................................................        26
         11.9         Governing Law..............................................................................        26
         11.10        Performance on Business Days...............................................................        26
         11.11        Attorneys' Fees............................................................................        27
         11.12        Section and Other Headings.................................................................        27
         11.13        Nonliability of Trustees...................................................................        27
         11.14        Single Agreement...........................................................................        27
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                                TABLE OF CONTENTS

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Schedule A                             The Properties; Allocable Purchase Prices
Schedules B-1 - B-7                    Legal Descriptions
Schedule C                             List of Plans and Specifications
Schedule D                             Form of Surveyor's Certificate
Schedule E                             Form of Seller's Certificate
Schedule F                             Form of Architect's Certificate

                           PURCHASE AND SALE AGREEMENT

         THIS PURCHASE AND SALE AGREEMENT is made as of July 21, 2003 by and among (i) CANDLEWOOD HOTEL COMPANY, INC., a Delaware corporation ("Candlewood"),
(ii) the entities listed as "sellers" on the signature pages of this Agreement (each, individually, a "Seller" and collectively, the "Sellers") and (iii) HOSPITALITY PROPERTIES TRUST, a Maryland real estate investment trust ("Purchaser").

                                   WITNESSETH:

         WHEREAS, the Sellers are the owners of all the Properties (all capitalized terms used and not otherwise defined herein having the meanings ascribed to such terms in Section 1); and

         WHEREAS, the Purchaser desires to purchase the Properties, as more fully set forth below; and

         WHEREAS, the Sellers are willing to sell all of the Properties to the Purchaser, subject to and upon the terms and conditions hereinafter set forth; and

         WHEREAS, Candlewood owns, directly or indirectly, a financial interest in all of the Sellers and the transactions contemplated by this Agreement are of direct and material benefit to Candlewood;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the Candlewood Parties and the Purchaser hereby agree as follows:

SECTION 1.        DEFINITIONS

         Capitalized terms used in this Agreement shall have the meanings set forth below or in the Section of this Agreement referred to below:

         1.1 "AGREEMENT" shall mean this Purchase and Sale Agreement, together with the Schedules attached hereto, as it and they may be amended from time to time as herein provided.

         1.2 "AGREEMENT TO LEASE" shall mean that certain Agreement to Lease, dated as of November 19, 1997, by and between the Purchaser and Candlewood, as it may be amended, restated, supplemented or otherwise modified from time to time.

         1.3 "ALLOCABLE PURCHASE PRICE" shall mean, with respect to each Property, the amount set forth in Schedule A opposite the name of such Property, it being understood and agreed that the aggregate amount of the Allocable Purchase Prices of the Properties shall be Sixty-Five Million Dollars ($65,000,000).

         1.4 "ASSETS" shall mean, with respect to any Hotel, collectively, all of the Real Property, the FF&E, the Contracts, the Documents, the Improvements, the Intangible Property and the Tenant Leases owned by any of the Sellers in connection with or relating to such Hotel.

         1.5 "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or any other day on which banking institutions in The Commonwealth of Massachusetts or the State of New York are authorized by law or executive action to close.

         1.6 "CANDLEWOOD" shall have the meaning given such term in the first paragraph of this Agreement.

         1.7  "CANDLEWOOD FUND I" shall have the meaning given such term in
Section 10.3.

         1.8 "CANDLEWOOD PARTIES" shall mean, collectively, Candlewood and the Sellers.

         1.9  "CLOSING" shall have the meaning given such term in Section 3.1.

         1.10 "CLOSING DATE" shall have the meaning given such term in Section 3.1.

         1.11 "CONTRACTS" shall mean, with respect to any Property, all hotel licensing agreements and other service contracts, equipment leases, booking agreements and other arrangements or agreements to which any of the Sellers is a party affecting the ownership, repair, maintenance, management, leasing or operation of such Property, to the extent the Sellers' interest therein is assignable or transferable; provided, however, that the term "Contracts" shall not include those certain management agreements, dated as of various dates, between any Seller and Candlewood with respect to such Seller's respective Properties, which management agreements shall be terminated with respect to such affected Properties on or prior to the Closing Date.

         1.12 "DEFECTIVE PROPERTY" shall have the meaning given such term in
Section 2.3(a).

         1.13 "DOCUMENTS" shall mean, with respect to any Property, all books, records and files relating to the leasing, maintenance, management or operation of such Property.

         1.14 "FF&E" shall mean, with respect to any Property, all appliances, machinery, devices, fixtures, appurtenances, equipment, furniture, furnishings and articles of tangible personal property of every kind and nature whatsoever (other than motor vehicles) owned by any of the Sellers and located in or at, or used in connection with the ownership, operation or maintenance of such Property.

         1.15 "HOTEL" shall mean each hotel located at the properties identified on Schedule A, the legal descriptions of which are set forth on Schedules B-1 through B-7.

         1.16 "IMPROVEMENTS" shall mean, with respect to any Property, all buildings, fixtures, walls, fences, landscaping and other structures and improvements situated on, affixed or appurtenant to the Real Property with respect to such Property.

         1.17 "INTANGIBLE PROPERTY" shall mean, with respect to any Property, all transferable or assignable permits, certificates of occupancy, operating permits, sign permits, development rights and approvals, certificates, licenses, warranties and guarantees, the Contracts, telephone exchange numbers identified with such Property held by any of the Sellers and all other transferable intangible property, miscellaneous rights, benefits and privileges of any kind or character with respect to such Property held by any of the Sellers.

         1.18 "NON-LIABLE PARTIES" shall have the meaning given such term in
Section 10.3.

         1.19 "OPENING DATE" shall mean, with respect to any Property, the date as of which all Improvements located at such Property, including, without limitation, all guest rooms and/or suites, shall be open for business to the public as a Candlewood hotel, in accordance with applicable brand standards.

         1.20 "PERMITTED ENCUMBRANCES" shall mean, with respect to any Property,
(a) liens for taxes, assessments and governmental charges with respect to such Property not yet due and payable or due and payable but not yet delinquent; (b) applicable zoning regulations and ordinances provided the same do not prohibit or impair in any material respect use of such Property as an extended stay hotel as currently operated and constructed; (c) such other nonmonetary encumbrances as do not, in the Purchaser's reasonable opinion, impair marketability and do not materially interfere with the use of such Property as a fully functioning Candlewood hotel; (d) UCC Financing Statements which would be permitted pursuant to the terms of Section 21.9 of the Second Amended Lease; and (e) such other nonmonetary encumbrances with respect to such Property which are not objected to by the Purchaser in accordance with Sections 2.4 and 2.5.

         1.21 "PLANS AND SPECIFICATIONS" shall mean, with respect to each Property, the plans and specifications identified on Schedule C with respect to such Property.

         1.22 "PROPERTIES" shall mean, collectively, all of the Assets relating to the properties identified on Schedule A, the legal descriptions of which are set forth in Schedules B-1 through B-7.

         1.23 "PURCHASE PRICE" shall mean the sum of the Allocable Purchase Prices, but in no event more than Sixty-Five Million Dollars ($65,000,000).

         1.24 "PURCHASER" shall have the meaning given such term in the first paragraph of this Agreement.

         1.25 "REAL PROPERTY" shall mean, with respect to any Property, the real property described in the applicable Schedule B-1 through B-7, together with all easements, rights of way, privileges, licenses and appurtenances which the Sellers may own with respect thereto.

         1.26 "RETAINED FUNDS" shall mean the sum of Zero Dollars ($0).

         1.27 "REVIEW PERIOD" shall mean the period commencing on the date of this Agreement and expiring on the first to occur of the date thirty (30) days after the date of this Agreement and the Closing Date.

         1.28 "SECOND AMENDED LEASE" shall mean that certain Second Amended and Restated Lease Agreement between the Purchaser or its subsidiaries, as landlord, and the Tenant, as tenant, with respect to the Properties and the other properties described in the Agreement to Lease, as amended, modified or supplemented from time to time.

         1.29 "SELLERS" shall have the meaning given such term in the first paragraph of this Agreement.

         1.30 "SURVEYS" shall have the meaning given such term in Section 2.5.

         1.31 "TENANT" shall have the meaning given such term in the Agreement to Lease.

         1.32 "TENANT LEASES" shall mean, with respect to any Property, all leases, rental agreements or other agreements (other than agreements for letting of rooms or other facilities to hotel guests), including all amendments or modifications thereto), which entitle any person to have rights with respect to the use or occupancy of any portion of such Property.

         1.33 "TITLE COMMITMENTS" shall have the meaning given such term in
Section 2.4.

         1.34 "TITLE COMPANY" shall mean Chicago Title Insurance Company, or such other title insurance company as shall have been selected by the Purchaser and approved by the Sellers, which approval shall not be unreasonably withheld, delayed or conditioned.

SECTION 2.        PURCHASE AND SALE; DILIGENCE

         2.1 PURCHASE AND SALE. In consideration of the mutual covenants herein contained, the Purchaser hereby agrees to purchase from the Sellers and Candlewood hereby agrees to cause the Sellers to sell and the Sellers hereby agree to sell to the Purchaser, all of the Sellers' right, title and interest in and to the Properties for the Purchase Price, subject to and in accordance with the terms and conditions of this Agreement.

         2.2 DILIGENCE INSPECTIONS. For the Review Period and, thereafter, until Closing, the Sellers shall permit the Purchaser and its representatives to inspect the Properties and the Improvements (including, without limitation, all roofs, electric, mechanical and structural elements, and HVAC systems therein), to perform due diligence, soil analysis and environmental investigations, to examine the books of account and records of the Sellers with respect to the Properties, including, without limitation, all leases and agreements affecting the Properties, and make copies thereof, at such reasonable times as the Purchaser or its representatives may request by notice to the Sellers (which notice may be oral). To the extent that, in connection with such investigations, the

Purchaser, its agents, representatives or contractors, damages or disturbs any of the Real Property, the Improvements or FF&E located thereon, the Purchaser shall, at its expense, return the same to substantially the same condition which existed immediately prior to such damage or disturbance. Neither the Purchaser nor any of its agents, representatives or contractors shall have any right whatsoever to alter the condition of any Property, or portion thereof, without the prior written consent of the Sellers, which consent shall not be unreasonably withheld, delayed or conditioned. The Purchaser shall indemnify, defend and hold harmless the Sellers from and against any and all expense, loss or damage which the Sellers may incur as a result of any act or omission of the Purchaser or its representatives, agents or contractors in connection with such examinations and inspections, other than to the extent that any expense, loss or damage arises from any negligence or misconduct of the Sellers. The provisions of this Section 2.2 shall survive the termination of this Agreement and the Closing.

         2.3 DEFECTIVE PROPERTIES. (a) In the event that (i) the Purchaser reasonably determines that a Property has structural, environmental or other structural defects or conditions such that (x) expenditures equal to or greater than three percent (3%) of the Allocable Purchase Price of such Property are required in order to bring such Property into a reasonably satisfactory condition in accordance with prevailing standards, as the case may be, for like hotels, or (y) the calculation with respect to such Property of net operating income varies by three percent (3%) or more of that set forth in the financial data provided by the Candlewood Parties to the Purchaser prior to the date hereof (any such Property being hereinafter referred to as a "Defective Property"), and (ii) the Purchaser gives written notice thereof to the Candlewood Parties no later than the expiration of the Review Period (time being of the essence with respect to the giving of such notice), identifying the Defective Property or Defective Properties and the specific defects with respect thereto, the Candlewood Parties shall, subject to paragraph (c) below, be required to permit the Purchaser to acquire all of the Properties other than such Defective Property or Defective Properties.

         (b) If, prior to the Closing, (i) any Property suffers a casualty or condemnation which would cause such Property to become a Defective Property,
(ii) such Property is not, prior to the Closing, restored to a condition substantially the same as the condition thereof immediately prior to such casualty or condemnation, and (iii) the Purchaser provides written notice of same to the Candlewood Parties no later than the Closing Date, time being of the essence, the Candlewood Parties shall, subject to paragraph (c) below, be required to permit the Purchaser to acquire all of the Properties other than such Defective Property. Promptly upon learning of the same, the Candlewood Parties covenant and agree to provide the Purchaser with prompt written notice of any casualty or condemnation affecting any Property.

         (c) If the Purchaser timely identifies any Defective Property and the Purchaser and the Candlewood Parties shall, acting reasonably and in good faith, be unable or unwilling to agree that (x) the Candlewood Parties shall, at their sole cost, remedy the applicable defect prior to the Closing (in which event the Candlewood Parties shall have the right to adjourn the Closing Date for up to ninety (90) days for such purpose), (y) the Purchaser shall, notwithstanding such defect, acquire the Defective Property subject to a reduction in the Allocable Purchase Price of the Defective Property sufficient to compensate the Purchaser for such defect (in which event the Seller shall retain all available insurance or condemnation proceeds) or (z) on the substitution of another property owned by the Candlewood Parties for such Defective Property, this Agreement shall, at the Purchaser's option, terminate with respect to such Defective Property and the Purchase Price shall be reduced by the Allocable Purchase Price of such Defective Property.

         2.4 TITLE MATTERS. Prior to the execution of this Agreement, the Candlewood Parties have ordered from the Title Company and directed the Title Company promptly to deliver to the Purchaser a preliminary title commitment, for an ALTA extended owner's policy of title insurance with respect to each of the Properties, together with complete and legible copies of all instruments and documents referred to as exceptions to title (collectively, the "Title Commitments").

         Prior to the expiration of the Review Period, the Purchaser shall give the Candlewood Parties notice of any title exceptions (other than Permitted Encumbrances) which adversely affect any Property in any material respect and as to which the Purchaser reasonably objects. If, for any reason, the Candlewood Parties are unable or unwilling to take such actions as may be required to cause such exceptions to be removed from the Title Commitments, the Candlewood Parties shall give the Purchaser notice thereof; it being understood and agreed that the failure of the Candlewood Parties to give such notice within ten (10)

Business Days after the Purchaser's notice of objection shall be deemed an election by the Candlewood Parties not to remedy such matters. If the Candlewood Parties shall be unable or unwilling to remove any title defects to which the Purchaser has reasonably objected, the Purchaser may elect (i) to terminate this Agreement with respect to the affected Property, in which event the Purchase Price shall be reduced by the Allocable Purchase Price of the affected Properties and this Agreement shall be of no further force and effect with respect to the affected Properties or (ii) to consummate the transactions contemplated hereby, notwithstanding such title defect, without any abatement or reduction in the Purchase Price on account thereof. The Purchaser shall make any such election by written notice to the Candlewood Parties given on or prior to the fifth Business Day after the Candlewood Parties' notice of their unwillingness or inability to cure such defect. Failure of the Purchaser to give such notice shall be deemed an election by the Purchaser to proceed in accordance with clause (ii) above and such exception shall be deemed a Permitted Encumbrance.

         2.5 SURVEY MATTERS. Prior to the execution of this Agreement, the Candlewood Parties have arranged for the preparation of an ALTA survey with respect to each of the Properties (the "Surveys") by a licensed surveyor in the jurisdiction in which each such Property is located, which (i) contains an accurate legal description of the applicable Property, (ii) shows the exact location, dimension and description (including applicable recording information) of all utilities, easements, encroachments and other physical matters affecting such Property, the number of striped parking spaces located thereon and all applicable building set-back lines, (iii) states whether the applicable Property is located within a 100-year flood plain and (iv) includes a certification in the form set forth in Schedule D, or such other form as may be acceptable to the Purchaser, addressed to the Purchaser, the Title Company and any other persons requested by the Purchaser or designated by the Candlewood Parties.

         Within ten (10) Business Days after receipt of the Surveys, the Purchaser shall give the Candlewood Parties notice of any matters shown thereon (other than Permitted Encumbrances) which adversely affect any Property in any material respect and as to which the Purchaser reasonably objects. If, for any reason, the Candlewood Parties are unwilling or unable to take such actions as may be required to remedy the objectionable matters, the Candlewood Parties shall give the Purchaser prompt notice thereof; it being understood and agreed that the failure of the

Candlewood Parties to give such notice within ten (10) Business Days after the Purchaser's notice of objection shall be deemed an election by the Candlewood Parties not to remedy such matters. If the Candlewood Parties shall be unwilling or unable to remove any survey defect to which the Purchaser has reasonably objected, the Purchaser may elect (i) to terminate this Agreement with respect to the affected Property, in which event the Purchase Price shall be reduced by the Allocable Purchase Price of the affected Properties and this Agreement shall terminate and be of no further force or effect with respect to the affected Properties or (ii) to consummate the transactions contemplated hereby notwithstanding such defect, without any abatement or reduction in the Purchase Price on account thereof. The Purchaser shall make any such election by written notice to the Candlewood Parties given on or prior to the fifth (5th) Business Day after the Candlewood Parties' notice of their inability to cure such defect and time shall be of the essence with respect to the giving of such notice. Failure of the Purchaser to give such notice shall be deemed an election by the Purchaser to proceed in accordance with clause (ii) above and such matter shall be deemed a Permitted Encumbrance.

SECTION 3.        PURCHASE AND SALE

         3.1 CLOSING. The purchase and sale of the Properties shall be consummated at a closing (the "Closing") to be held at the offices of Sullivan & Worcester LLP, One Post Office Square, Boston, Massachusetts, or at such other location as the Sellers and the Purchaser may agree, at 10:00 a.m. local time, on a date (the "Closing Date") which is the later to occur of (i) July 21, 2003, and (ii) the date as of which all conditions precedent to the Closing herein set forth have either been satisfied or waived by the party in whose favor such conditions run. In the event that the Closing shall not have occurred on or before July 21, 2003, provided that no action for specific performance shall have been commenced by the Purchaser to enforce this Agreement, any party shall, provided such party shall not be in default hereunder, have the right, by the giving of written notice, to terminate this Agreement.

         3.2  PURCHASE PRICE. The Purchase Price shall be payable as follows:

         (a) At the Closing, the Purchase Price, less the amount of the Retained Funds, shall be payable by wire transfer of immediately available funds on the Closing Date to an account or accounts to be designated by the Sellers prior to the Closing; and

         (b) Except as otherwise provided in the Second Amended Lease, the Retained Funds with respect to each Property shall be payable by wire transfer of immediately available funds upon the expiration or sooner termination of the Second Amended Lease, in accordance with the terms of the Second Amended Lease, to an account or accounts to be designated by the Sellers prior to such date.

SECTION 4.        CONDITIONS TO PURCHASER'S OBLIGATION TO CLOSE

         The obligation of the Purchaser to acquire each of the Properties on the Closing Date shall be subject to the satisfaction of the following conditions precedent on and as of such Closing Date:

         4.1 CLOSING DOCUMENTS. The Candlewood Parties shall have delivered to the Purchaser:

         (a) A good and sufficient warranty deed with covenants against grantor's acts, or its local equivalent, in proper statutory form for recording, duly executed and acknowledged by the applicable Seller(s), conveying good and marketable title to each of the Properties, free from all liens and encumbrances other than the Permitted Encumbrances;

         (b) A bill of sale and assignment agreement, in form and substance reasonably satisfactory to the Sellers and the Purchaser, duly executed and acknowledged by the applicable Seller(s), with respect to all of the Sellers' right, title and interest in, to and under the FF&E, the Contracts, the Documents, the Intangible Property and the Tenant Leases with respect to each of the Properties and the Sellers' rights under all builder's warranties with respect to each of the Properties;

         (c) A copy of the final duly issued certificate of occupancy for each Property;

         (d) A Sellers' closing certificate in the form attached hereto as Schedule E;

         (e)  An architect's certificate in the form attached hereto as Schedule
F;

         (f) A duly executed copy of the Second Amended Lease, or the applicable amendment thereto, all of the Incidental Documents (as such term is defined in the Second Amended Lease), or applicable confirmations thereof, and all other documents and sums required to be delivered by the Candlewood Parties and/or the Tenant pursuant to the Agreement to Lease;

         (g) Certified copies of all charter documents, applicable corporate resolutions and certificates of incumbency with respect to the applicable Candlewood Parties and the Tenant; and

         (h) Such other conveyance documents, certificates, deeds, affidavits and other instruments as the Purchaser or the Title Company may reasonably require to effectuate the transactions contemplated by this Agreement.

         4.2  CONDITION OF PROPERTIES.

         (a) No material default or event which with the giving of notice and/or lapse of time could constitute a material default shall have occurred and be continuing under any material agreement benefiting or affecting any of the Properties in any respect;

         (b) No action shall be pending or threatened for the condemnation or taking by power of eminent domain of all or any material portion of any of the Properties which would render such Property a Defective Property;

         (c) All material licenses, permits and other authorizations necessary for the current use, occupancy and operation of each of the Properties shall be in full force and effect;

         (d) The Purchaser shall have received an engineer's report with respect to each Property, in form and substance reasonably satisfactory to the Purchaser; and

         (e) No Default or Event of Default (as defined therein) shall have occurred and be continuing under the Second Amended Lease.

         4.3 TITLE POLICIES AND SURVEYS. (a) The Title Company shall be prepared, subject only to payment of the applicable premium and endorsement fees and delivery of all conveyance documents in recordable form, to issue title insurance policies to the Purchaser with respect to each of the Properties, in form and substance reasonably satisfactory to the Purchaser in accordance with
Section 2.4, together with such affirmative coverages as the Purchaser may reasonably require and shall have been determined by the Title Company as available prior to the expiration of the Review Period.

         (b) The Purchaser shall have received an as-built survey with respect to each of the Properties, such survey to be consistent with the requirements of
Section 2.5.

         4.4 OPINIONS OF COUNSEL. (a) The Purchaser shall have received a written opinion from counsel to the Candlewood Parties, which counsel shall be reasonably acceptable to the Purchaser, in form and substance reasonably satisfactory to the Purchaser, regarding the organization and authority of the Candlewood Parties and the Tenant, the enforceability of this Agreement, the Second Amended Lease and the Incidental Documents (as defined in the Second Amended Lease) and such other matters with respect to the transactions contemplated by this Agreement as the Purchaser may reasonably require.

         (b) The Purchaser shall have received a zoning report from Planning and Zoning Resource Corporation, in form and substance reasonably satisfactory to the Purchaser, for each Property regarding the compliance of such Property with respect to zoning, licensing and such other matters as the Purchaser may reasonably require.

SECTION 5.        CONDITIONS TO CANDLEWOOD PARTIES' OBLIGATION TO CLOSE

         The obligation of the Candlewood Parties to convey the Properties on the Closing Date to the Purchaser is subject to the satisfaction of the following conditions precedent on and as of the Closing Date:

         5.1 PURCHASE PRICE. The Purchaser shall deliver to the Candlewood Parties the Purchase Price as provided in Section 3.2.

         5.2  CLOSING DOCUMENTS. The Purchaser shall have delivered to the
Sellers:

         (a) Duly executed and acknowledged counterparts of the documents described in Section 4.1, where applicable; and

         (b) Certified copies of all charter documents, applicable resolutions and certificates of incumbency with respect to the Purchaser.

         5.3 OPINION OF COUNSEL. The Candlewood Parties shall have received a written opinion from Sullivan & Worcester LLP, counsel to the Purchaser, in form and substance reasonably satisfactory to the Candlewood Parties, regarding the organization and authority of the Purchaser and such other matters with respect to the transactions contemplated by this Agreement as the Candlewood Parties may reasonably require.

SECTION 6.        REPRESENTATIONS AND WARRANTIES OF CANDLEWOOD PARTIES

         To induce the Purchaser to enter into this Agreement, each of Candlewood, with respect to all Properties, and each Seller, with respect to its Property, represent and warrant to the Purchaser as follows:

         6.1 STATUS AND AUTHORITY OF THE CANDLEWOOD PARTIES. It is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its state of incorporation or formation, and has all requisite power and authority under the laws of such state and its respective charter documents to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. It has duly qualified to transact business in each jurisdiction in which the nature of the business conducted by it requires such qualification, except where failure to do so could not reasonably be expected to have a material adverse effect.

         6.2 ACTION OF THE CANDLEWOOD PARTIES. It has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and upon the execution and delivery of any document to be delivered by it on or prior to the Closing Date, such document shall constitute its valid and binding obligation and agreement, enforceable against such Candlewood Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.

         6.3 NO VIOLATIONS OF AGREEMENTS. Neither the execution, delivery or performance of this Agreement, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any of the Properties pursuant to the terms of any indenture, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which it is bound.

         6.4 LITIGATION. It has received no written notice of and, to its knowledge, no action or proceeding is pending or threatened and no investigation looking toward such an action or proceeding has begun, which (a) questions the validity of this Agreement or any action taken or to be taken pursuant hereto, (b) will result in any material adverse change in the business, operation, affairs or condition of any of the Properties, (c) will result in or subject any of the Properties to a material liability, or (d) involves condemnation or eminent domain proceedings against any material part of any of the Properties.

         6.5 EXISTING LEASES, AGREEMENTS, ETC. Other than any agreements provided to the Purchaser not less than ten (10) days prior to the expiration of the Review Period, there are no other material agreements affecting any of the Properties which will be binding on the Purchaser subsequent to the Closing Date which the Purchaser cannot terminate on thirty (30) days notice without payment of premium or penalty.

         6.6 DISCLOSURE. To its knowledge, there is no fact or condition which materially and adversely affects the business or condition of any of the Properties which has not been set forth in this Agreement or in the other documents, certificates or statements furnished to the Purchaser in connection with the transactions contemplated hereby.

         6.7 UTILITIES, ETC. To its knowledge, all utilities and services necessary for the use and operation of each of the Properties (including, without limitation, road access, gas, water, electricity and telephone) are available thereto and are of sufficient capacity to meet adequately all needs and requirements necessary for the current use and operation of each of the Properties. To its knowledge, no fact, condition or proceeding exists which would result in the termination or material impairment of the furnishing of such utilities to any of the Properties.

         6.8 COMPLIANCE WITH LAW. To its knowledge, except as disclosed to the Purchaser in writing not less than ten (10) days' prior to the expiration of the Review Period, including in any engineering report, (i) each of the Properties and the current use and operation thereof do not violate any material federal, state, municipal and other governmental statutes, ordinances, by-laws, rules, regulations or any other legal requirements, including, without limitation, those relating to construction, occupancy, zoning, adequacy of parking, environmental protection, occupational health and safety and fire safety applicable thereto; and (ii) at the time of the Closing there will be in effect all material licenses, permits and other authorizations necessary for the current use, occupancy and operation thereof. Except as disclosed to the Purchaser in writing not less than ten (10) days prior to the expiration of the Review Period, none of the Candlewood Parties has received written notice of any threatened request, application, proceeding, plan, study or effort which would materially adversely affect the present use or zoning of any of the Properties or which would modify or realign any adjacent street or highway in a material and adverse way.

         6.9 TAXES. To its knowledge, other than the amounts disclosed by tax bills, no taxes or special assessments of any kind (special, bond or otherwise) are or have been levied with respect to any of the Properties, or any portion thereof, which are outstanding or unpaid, other than amounts not yet due and payable or, if due and payable, not yet delinquent.

         6.10 NOT A FOREIGN PERSON. It is not a "foreign person" within the meaning of Section 1445 of the United States Internal Revenue Code of 1986, as amended, and the treasury regulations promulgated thereunder.

         6.11 HAZARDOUS SUBSTANCES. Except as disclosed to the Purchaser or as described in any environmental report delivered to the Purchaser prior to the expiration of the Review Period, to its knowledge, neither it nor any tenant or other occupant or user of any of the Properties, or any portion thereof, has stored or disposed of (or engaged in the business of storing or disposing of) or has released or caused the release of any hazardous waste, contaminants, oil, radioactive or other material on any of the Properties, or any portion thereof, the removal of which is required or the maintenance of which is prohibited or penalized by any applicable Federal, state or local statutes, laws, ordinances, rules or regulations, and, to each Candlewood Party's knowledge, except as disclosed to the Purchaser or as described in any environmental report delivered to the Purchaser prior to the expiration of the Review Period, each of the Properties is free from any such hazardous waste, contaminants, oil, radioactive and other materials, except any such materials maintained in accordance with applicable law.

         6.12 INSURANCE. It has not received written notice from any insurance carrier of defects or inadequacies in any of the Properties which, if uncorrected, would result in a termination of insurance coverage or a material increase in the premiums charged therefor.

         6.13 OWNERSHIP OF SELLERS. Candlewood indirectly owns a fifty percent (50%) interest in all of the issued and outstanding beneficial interests in the Sellers and the transactions contemplated by this Agreement are of direct material benefit to Candlewood.

         6.14 SUBSTANTIAL COMPLETION. Physical completion of the Improvements on each of the Properties has occurred, including, without limitation, physical completion of a hotel of the brand and consisting of the number of rooms set forth on Schedule A, consistent with the Plans and Specifications therefor, free of all liens and encumbrances (other than Permitted Encumbrances) such that the Opening Date of each of the Properties shall have occurred and the Improvements may be used for their intended use.

         6.15 CONDITION OF PROPERTIES. To its knowledge, each of the Properties is in good working order and repair, mechanically and structurally sound, free from material defects in materials and workmanship.

         The representations and warranties made in this Agreement by the Candlewood Parties are made as of the date hereof and shall be deemed remade by the Candlewood Parties as of the Closing Date with the same force and effect as if made on, and as of, such date; provided, however, that, the Candlewood Parties shall have the right prior to the Closing Date to modify the representations and warranties by notice to the Purchaser and, in such event, the Purchaser shall have the rights provided in Section 2.3. All representations and warranties made in this Agreement by the Candlewood Parties shall survive the Closing for a period of one (1) year thereafter.

         Except as otherwise expressly provided in this Agreement or any documents to be delivered to the Purchaser at the Closing, the Candlewood Parties disclaim the making of any representations or warranties, express or implied, regarding the Properties or matters affecting the Properties, whether made by the Candlewood Parties, on the Candlewood Parties' behalf or otherwise, including, without limitation, the physical condition of the Properties, title to or the boundaries of the Real Property, pest control matters, soil conditions, the presence, existence or absence of hazardous wastes, toxic substances or other environmental matters, compliance with building, health, safety, land use and zoning laws, regulations and orders, structural and other engineering characteristics, traffic patterns, market data, economic conditions or projections, and any other information pertaining to the Properties or the market and physical environments in which they are located. The Purchaser acknowledges (i) that the Purchaser has entered into this Agreement with the intention of making and relying upon its own investigation or that of third parties with respect to the physical, environmental, economic and legal condition of each Property and (ii) that the Purchaser is not relying upon any statements, representations or warranties of any kind, other than those specifically set forth in this Agreement or in any document to be delivered to the Purchaser at any Closing, made by the Candlewood Parties or anyone acting on the Candlewood Parties' behalf. The Purchaser further acknowledges that it has not received from or on behalf of the Candlewood Parties any accounting, tax, legal, architectural, engineering, property management or other advice with respect to this transaction and is relying solely upon the advice of third party accounting, tax, legal, architectural, engineering, property management and other advisors. Subject to the provisions of this Agreement, the Purchaser shall purchase the Properties in their "as is" condition on the Closing Date.

SECTION 7.        REPRESENTATIONS AND WARRANTIES OF PURCHASER

         To induce the Candlewood Parties to enter in this Agreement, the Purchaser represents and warrants to the Candlewood Parties as follows:

         7.1 STATUS AND AUTHORITY OF THE PURCHASER. The Purchaser is a Maryland real estate investment trust duly organized, validly existing and in trust good standing under the laws of the State of Maryland, and has all requisite power and authority under the laws of such state and under its charter documents to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The Purchaser has duly qualified and is in good standing as a trust or unincorporated business association in each jurisdiction in which the nature of the business conducted by it requires such qualification, except where the failure to do so could not reasonably be expected to have a material adverse effect.

         7.2 ACTION OF THE PURCHASER. The Purchaser has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and upon the execution and delivery of any document to be delivered by the Purchaser on or prior to the Closing Date such document shall constitute the valid and binding obligation and agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.

         7.3 NO VIOLATIONS OF AGREEMENTS. Neither the execution, delivery or performance of this Agreement by the Purchaser, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any property or assets of the Purchaser pursuant to the terms of any indenture, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which the Purchaser is bound.

         7.4 LITIGATION. No investigation, action or proceeding is pending and, to the Purchaser's knowledge, no action or proceeding is threatened and no investigation looking toward such an action or proceeding has begun, which questions the validity of this Agreement or any action taken or to be taken pursuant hereto.

         The representations and warranties made in this Agreement by the Purchaser shall be continuing and shall be deemed remade by the Purchaser as of the Closing Date with the same force and effect as if made on, and as of, such date. The Purchaser's liability with respect to all representations and warranties made in this Agreement by the Purchaser shall survive the Closing for a period of one (1) year thereafter.

SECTION 8.        COVENANTS OF THE CANDLEWOOD PARTIES

         Candlewood, with respect to all Properties, and each Seller, with respect to each of its Properties, hereby covenant with the Purchaser between the date of this Agreement and the Closing Date as follows:

         8.1 COMPLIANCE WITH LAWS, ETC. To comply or to cause compliance in all material respects with (i) all applicable laws, regulations and other requirements from time to time of every governmental body having jurisdiction of the Properties or the use or occupancy of the Improvements located on the Real Property and (ii) all terms, covenants and conditions of all instruments of record and other agreements affecting the Properties.

         8.2 APPROVAL OF AGREEMENTS. Except as otherwise authorized by this Agreement or in the ordinary course of business, not to enter into, modify, amend or terminate any other agreement with respect to any Property which would encumber or be binding upon such Property from and after the Closing Date without in each instance obtaining the prior written consent of the Purchaser, which consent shall not be unreasonably withheld, delayed or conditioned.

         8.3 NOTICE OF MATERIAL CHANGES OR UNTRUE REPRESENTATIONS. Upon learning of any material change in any condition with respect to any of the Properties or of any event or circumstance which makes any representation or warranty of the Candlewood Parties to the Purchaser under this Agreement untrue or misleading in any material respect, promptly to notify the Purchaser thereof (the Purchaser agreeing, on learning of any such fact or condition, promptly to notify the Candlewood Parties thereof).

         8.4 FINANCIAL INFORMATION. To provide to the Purchaser, promptly upon request at the Candlewood Parties' sole cost and expense, such audited and unaudited financial and other information and certifications of the Candlewood Parties with respect to the Candlewood Parties and the Properties as the Purchaser may from time to time reasonably request in order to comply with any applicable securities laws and/or any rules, regulations or requirements of the Securities and Exchange Commission and, if required or requested, to permit the Purchaser to incorporate by reference any information included in filings made by Candlewood with the Securities and Exchange Commission. Notwithstanding the foregoing, the Candlewood Parties shall not be required to provide, pursuant to this Agreement, audited financial information with respect to individual Properties, unless the Purchaser shall pay for the cost thereof.

SECTION 9.        APPORTIONMENTS

         9.1 REAL PROPERTY APPORTIONMENTS. Representatives of the Purchaser and the Candlewood Parties shall perform any and all of the adjustments and apportionments which are appropriate and usual for a transaction of this nature and taking into account [the simultaneous execution of the Second Amended Lease]. The adjustments hereunder shall be calculated or paid in an amount based upon a fair and reasonable estimated accounting performed and agreed to by representatives of the Candlewood Parties and the Purchaser at or prior to the Closing. Subsequent final adjustments and payments shall be made in cash or other immediately available funds as soon as practicable after the Closing Date and in any event within ninety (90) days after the Closing Date, based upon an agreed accounting performed by representatives of the Candlewood Parties and the Purchaser. In the event the parties have not agreed with respect to the adjustments required to be made pursuant to this Section 9.1 within such ninety-day period, upon application by either party, Ernst & Young, LLP or other certified public accountants reasonably acceptable to the Purchaser and the Candlewood Parties shall determine any such adjustments which have not theretofore been agreed to between the Candlewood Parties and the Purchaser. The charges of such accountant shall be borne by the Candlewood Parties.

         9.2 CLOSING COSTS. The Candlewood Parties shall pay all costs and expenses associated with the transactions contemplated hereby, including, without limitation, recording costs, title insurance premiums, the costs and expenses of preparing engineering and environmental reports, market studies and appraisals and the reasonable costs and expenses of legal counsel retained by the Purchaser.

         The obligations of the parties under this Section 9 shall survive the Closing.

SECTION 10.       DEFAULT

         10.1 DEFAULT BY THE CANDLEWOOD PARTIES. If the Candlewood Parties shall have made any representation or warranty herein which shall be untrue or misleading in any material respect, or if the Candlewood Parties shall fail to perform any of the material covenants and agreements contained herein to be performed by the Candlewood Parties and such failure continues for a period of ten (10) days after notice thereof from the Purchaser or if the Tenant shall default in its obligations under the Agreement to Lease and such default shall continue beyond the expiration of any applicable cure period, the Purchaser may terminate this Agreement and/or pursue any and all remedies available to it at law or in equity, including, but not limited to, a suit for specific performance or other equitable relief.

         10.2 DEFAULT BY THE PURCHASER. If the Purchaser shall have made any representation or warranty herein which shall be untrue or misleading in any material respect, or if the Purchaser shall fail to perform any of the covenants and agreements contained herein to be performed by it and such failure shall continue for a period of ten (10) days after notice thereof from the Candlewood Parties or if the Purchaser shall default in its obligations under the Agreement to Lease and such default shall continue beyond the expiration of any applicable cure period, the Candlewood Parties may, as their sole and exclusive remedy at law and in equity, terminate this Agreement. In the event that the Candlewood Parties shall so terminate this Agreement, the Purchaser shall thereupon pay to the Candlewood Parties, as liquidated damages and not as a penalty, the sum of Twenty Five Thousand Dollars ($25,000) plus all expenses incurred by the Candlewood Parties in connection with the transactions contemplated hereby, whereupon the Purchaser shall have no further monetary or, except as expressly provided herein, nonmonetary obligations hereunder.

         10.3 LIMITATION OF REMEDIES. Notwithstanding anything to the contrary contained in this Agreement, in the deeds or the other documents to be delivered pursuant to this Agreement (collectively, the "Conveyance Documents") or otherwise with respect to the Properties, neither Purchaser nor Candlewood nor any affiliate of Candlewood shall have any remedy (pre-Closing or post-Closing) under this Agreement or the Conveyance Documents against, nor shall Purchaser or Candlewood or any affiliate of Candlewood be entitled to make any recovery in connection with this Agreement, the Conveyance Documents or otherwise with respect to the Properties from (i) any Seller, (ii) Candlewood Hotel Company Fund I, LLC, a Delaware limited liability company ("Candlewood Fund I"), the sole member of each Seller, (iii) MMBC Equity Member I, LLC, a Delaware limited liability company (a member of Candlewood Fund I), or any of its affiliates or
(iv) MMBC Funding I, LLC, a Delaware limited liability company (lender to Candlewood Fund I), or any of its affiliates (each of the entities described in the clauses (i) through (iv), inclusive, above are hereinafter collectively referred to as the "Non-Liable Parties") and Purchaser and Candlewood hereby waive and release the Non-Liable Parties from any and all claims for liabilities or damages arising under this Agreement, the Conveyance Documents or otherwise with respect to the Properties. Candlewood hereby assumes all of the liability of the Non-Liable Parties under this Agreement, the Conveyance Documents or otherwise with respect to the Properties, and it is expressly understood that Candlewood is not a Non-Liable Party. The provisions of this Section 10.3 shall survive the execution and delivery of the Conveyance Documents.

SECTION 11.       MISCELLANEOUS

         11.1 AGREEMENT TO INDEMNIFY. (a) Subject to any express provisions of this Agreement to the contrary, (i) Candlewood shall indemnify and hold harmless the Purchaser from and against any and all obligations, claims, losses, damages, liabilities, and expenses (including, without limitation, reasonable attorneys' and accountants' fees and disbursements) arising out of (x) events, contractual obligations, acts or omissions of the

Candlewood Parties that occurred in connection with the ownership or operation of any Property prior to the Closing or (y) any damage to property of others or injury to or death of any person or any claims for any debts or obligations occurring on or about or in connection with any Property or any portion thereof at any time or times prior to the Closing, and (ii) subject to the terms and conditions of the Second Amended Lease, the Purchaser shall indemnify and hold harmless the Candlewood Parties from and against any and all obligations, claims, losses, damages, liabilities and expenses (including, without limitation, reasonable attorneys' and accountants' fees and disbursements) arising out of (x) events, contractual obligations, acts or omissions of Purchaser that occur in connection with the ownership or operation of any Property on or after the Closing, or (y) any damage to property of others or injury to or death of any person or any claims for any debts or obligations occurring on or about any Property or any portion thereof at any time or times after the Closing.

         (b) Whenever it is provided in this Agreement that an obligation of the Candlewood Parties will be assumed by the Purchaser on or after the Closing, the Purchaser shall be deemed to have also agreed to indemnify and hold harmless the Candlewood Parties and their respective successors and assigns from and against all claims, losses, damages, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' and accountants' fees and expenses) arising from any failure of the Purchaser to perform the obligation so assumed on or after the Closing.

         (c) Whenever either party shall learn through the filing of a claim or the commencement of a proceeding or otherwise of the existence of any liability for which the other party is or may be responsible under this Agreement, the party learning of such liability shall notify the other party promptly and furnish such copies of documents (and make originals thereof available) and such other information as such party may have that may be used or useful in the defense of such claims and shall afford said other party full opportunity to defend the same in the name of such party and shall generally cooperate with said other party in the defense of any such claim.

         (d) The provisions of this Section 11.1 shall survive the Closing and the termination of this Agreement.

         11.2 BROKERAGE COMMISSIONS. Each of the parties hereto represents to the other parties that it dealt with no broker, finder or like agent in connection with this Agreement or the transactions contemplated hereby. The Candlewood Parties shall be solely responsible for and shall indemnify and hold harmless the Purchaser and its respective legal representatives, heirs, successors and assigns from and against any loss, liability or expense, including, reasonable attorneys' fees, arising out of any claim or claims for commissions or other compensation for bringing about this Agreement or the transactions contemplated hereby made by any broker, finder or like agent other than such loss, liability or expense arising from the Purchaser's breach of its representation made in this Section 11.2. The provisions of this Section 11.2 shall survive the Closing and any termination of this Agreement.

         11.3 PUBLICITY. The parties agree that no party shall, with respect to this Agreement and the transactions contemplated hereby, contact or conduct negotiations with public officials, make any public pronouncements, issue press releases or otherwise furnish information regarding this Agreement or the transactions contemplated to any third party without the consent of the other parties, which consent shall not be unreasonably withheld, delayed or conditioned, except as required by law or unless such action is taken based on advice of counsel given in good faith. No party, or its employees shall trade in the securities of any parent or affiliate of the Sellers or of the Purchaser until a public announcement of the transactions contemplated by this Agreement has been made. No party shall record this Agreement or any notice thereof, except as required by law or unless such action is taken based on advice of counsel given in good faith.

         11.4 NOTICES. (a) Any and all notices, demands, consents, approvals, offers, elections and other communications required or permitted under this Agreement shall be deemed adequately given if in writing and the same shall be delivered either in hand, by telecopier with written acknowledgment of receipt, or by mail or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, postpaid and registered or certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier).

         (b) All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of acknowledged receipt, in the case of a notice by telecopier, and, in all other cases, upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.

         (c)  All such notices shall be addressed,

         if to the Candlewood Parties to:

                  Candlewood Hotel Company, Inc.
                  8621 E. 21st Street North, Suite 200
                  Wichita, Kansas 67206
                  Attn: Mr. Tim Johnson
                  [Telecopier No. (316) 631-1382]

         with a copy to:

                  GoodSmith, Gregg & Unruh
                  105 West Adams Street, 26th Floor
                  Chicago, Illinois 60603
                  Attn: Kenneth Crews, Esq.
                  [Telecopier No. 312-322-0056]

         If to the Purchaser, to:

                  Hospitality Properties Trust
                  400 Centre Street
                  Newton, Massachusetts 02458
                  Attn: Mr. John G. Murray
                  [Telecopier No. (617) 969-5730]

         with a copy to:

                  Sullivan & Worcester LLP
                  One Post Office Square
                  Boston, Massachusetts 02109
                  Attn: Nancy S. Grodberg, Esq.
                  [Telecopier No. (617) 338-2880]

         (d) By notice given as herein provided, the parties hereto and their respective successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address any other address within the United States of America.

         11.5 WAIVERS, ETC. Any waiver of any term or condition of this Agreement, or of the breach of any covenant, representation or warranty contained herein, in any one instance, shall not operate as or be deemed to be or construed as a further or continuing waiver of any other breach of such term, condition, covenant, representation or warranty or any other term, condition, covenant, representation or warranty, nor shall any failure at any time or times to enforce or require performance of any provision hereof operate as a waiver of or affect in any manner such party's right at a later time to enforce or require performance of such provision or any other provision hereof. This Agreement may not be amended, nor shall any waiver, change, modification, consent or discharge be effected, except by an instrument in writing executed by or on behalf of the party against whom enforcement of any amendment, waiver, change, modification, consent or discharge is sought.

         11.6 ASSIGNMENT; SUCCESSORS AND ASSIGNS. This Agreement and all rights and obligations hereunder shall not be assignable by any party without the written consent of the other parties, except that (x) Purchaser may assign this Agreement to any entity wholly owned, directly or indirectly, by the Purchaser (provided, however, that, in the event this Agreement shall be assigned to any entity wholly owned, directly or indirectly, by the Purchaser, Hospitality Properties Trust shall remain liable for the obligation of the "Purchaser" hereunder) and (y) after the Closing, the Sellers may assign its surviving rights, if any, under this Agreement to the Tenant. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. This Agreement is not intended and shall not be construed to create any rights in or to be enforceable in any part by any other persons.

         11.7 SEVERABILITY. If any provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflict of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.

         11.8 COUNTERPARTS, ETC. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and shall supersede and take the place of any other instruments purporting to be an agreement of the parties hereto relating to the subject matter hereof.

         11.9 GOVERNING LAW. This Agreement shall be interpreted, construed, applied and enforced in accordance with the laws of The Commonwealth of Massachusetts applicable to contracts between residents of Massachusetts which are to be performed entirely within Massachusetts, regardless of (i) where this Agreement is executed or delivered; or (ii) where any payment or other performance required by this Agreement is made or required to be made; or (iii) where any breach of any provision of this Agreement occurs, or any cause of action otherwise accrues; or (iv) where any action or other proceeding is instituted or pending; or (v) the nationality, citizenship, domicile, principal place of business, or jurisdiction of organization or domestication of any party; or (vi) whether the laws of the forum jurisdiction otherwise would apply the laws of a jurisdiction other than The Commonwealth of Massachusetts; or
(vii) any combination of the foregoing.

         To the maximum extent permitted by applicable law, any action to enforce, arising out of, or relating in any way to, any of the provisions of this Agreement may be brought and prosecuted in such court or courts located in The Commonwealth of Massachusetts as is provided by law; and the parties consent to the jurisdiction of said court or courts located in The Commonwealth of Massachusetts and to service of process by registered mail, return receipt requested, or by any other manner provided by law.

         11.10 PERFORMANCE ON BUSINESS DAYS. In the event the date on which performance or payment of any obligation of a party required hereunder is other than a Business Day, the time for payment or performance shall automatically be extended to the first Business Day following such date.

         11.11 ATTORNEYS' FEES. If any lawsuit or arbitration or other legal proceeding arises in connection with the interpretation or enforcement of this Agreement, the prevailing party therein shall be entitled to receive from the other party the prevailing party's costs and expenses, including reasonable attorneys' fees incurred in connection therewith, in preparation therefor and on appeal therefrom, which amounts shall be included in any judgment therein.

         11.12 SECTION AND OTHER HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         11.13 NONLIABILITY OF TRUSTEES. THE DECLARATION OF TRUST ESTABLISHING THE PURCHASER, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE "DECLARATION"), IS DULY FILED WITH THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT THE NAME "HOSPITALITY PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF THE PURCHASER SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, THE PURCHASER. ALL PERSONS DEALING WITH THE PURCHASER, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF THE PURCHASER FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

         11.14 SINGLE AGREEMENT. None of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, or any communications (whether oral or written), among the Purchaser, any Seller and/or their affiliates, should be construed as an agreement, express or implied, of the Purchaser or any of its affiliates, directly or indirectly, to acquire, finance, sell, joint venture or otherwise dispose of or participate in any other transaction involving Sellers' or their affiliates' assets or properties.

                         [SIGNATURES ON FOLLOWING PAGES]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as a sealed instrument as of the date first above written.

                                  CANDLEWOOD PARTIES:

                                  CANDLEWOOD HOTEL COMPANY, INC.,
                                  a Delaware corporation

                                  By:            /s/ Tim Johnson
                                      -------------------------------------
                                      Tim Johnson
                                      Vice President Treasurer

                                  SELLERS:

                                  CANDLEWOOD BOSTON, MA-BURLINGTON, LLC,
                                  a Delaware limited liability company

                                  By: CANDLEWOOD HOTEL COMPANY FUND I, LLC,
                                      a Delaware limited liability company,
                                      its sole member

                                      By: CANDLEWOOD VENTURES I, LLC, a
                                          Delaware limited liability
                                          company, its managing member

                                          By: CANDLEWOOD HOTEL COMPANY,
                                              INC., a Delaware corporation,
                                              its sole member

                                              By:      /s/ Tim Johnson
                                                 -------------------------------
                                                 Tim Johnson
                                                 Vice President Treasurer

                                  CANDLEWOOD CLARKSTOWN, NY, LLC,
                                  a Delaware limited liability company

                                  By: CANDLEWOOD HOTEL COMPANY FUND I, LLC,
                                      a Delaware limited liability company, its
                                      sole member

                                      By: CANDLEWOOD VENTURES I, LLC, a Delaware
                                          limited liability company, its
                                          managing member

                                          By: CANDLEWOOD HOTEL COMPANY, INC., a
                                              Delaware corporation, its sole
                                              member

                                              By:      /s/ Tim Johnson
                                                 -------------------------------
                                                 Tim Johnson
                                                 Vice President Treasurer

                                  CANDLEWOOD ORANGE COUNTY, CA-AIRPORT, LLC, a Delaware limited liability company

                                  By: CANDLEWOOD HOTEL COMPANY FUND I, LLC, a
                                      Delaware limited liability company, its
                                      sole member

                                      By: CANDLEWOOD VENTURES I, LLC, a Delaware
                                          limited liability company, its
                                          managing member

                                          By: CANDLEWOOD HOTEL COMPANY, INC., a
                                              Delaware corporation, its sole
                                              member

                                              By:      /s/ Tim Johnson
                                                 -------------------------------
                                                 Tim Johnson
                                                 Vice President Treasurer

                                  CANDLEWOOD MERIDEN, CT, LLC,
                                  a Delaware limited liability company

                                  By: CANDLEWOOD HOTEL COMPANY FUND I, LLC, a
                                      Delaware limited liability company, its
                                      sole member

                                      By: CANDLEWOOD VENTURES I, LLC, a Delaware
                                          limited liability company, its
                                          managing member

                                          By: CANDLEWOOD HOTEL COMPANY, INC., a
                                              Delaware corporation, its sole
                                              member

                                              By:      /s/ Tim Johnson
                                                 -------------------------------
                                                 Tim Johnson
                                                 Vice President Treasurer

                                  CANDLEWOOD SANTA CLARA, CA, LLC,
                                  a Delaware limited liability company

                                  By: CANDLEWOOD HOTEL COMPANY FUND I, LLC, a
                                      Delaware limited liability company, its
                                      sole member

                                      By: CANDLEWOOD VENTURES I, LLC, a Delaware
                                          limited liability company, its
                                          managing member

                                          By: CANDLEWOOD HOTEL COMPANY, INC., a
                                              Delaware corporation, its sole
                                              member

                                              By:     /s/ Tim Johnson
                                                 -------------------------------
                                                 Tim Johnson
                                                 Vice President Treasurer

                                  CANDLEWOOD MORRIS PLAINS, NJ-PARSIPPANY, LLC, a Delaware limited liability company

                                  By: CANDLEWOOD HOTEL COMPANY FUND I, LLC, a
                                      Delaware limited liability company, its
                                      sole member

                                      By: CANDLEWOOD VENTURES I, LLC, a Delaware
                                          limited liability company, its
                                          managing member

                                          By: CANDLEWOOD HOTEL COMPANY, INC., a
                                              Delaware corporation, its sole
                                              member

                                              By:       /s/ Tim Johnson
                                                 -------------------------------
                                                 Tim Johnson
                                                 Vice President Treasurer

                                  CANDLEWOOD DETROIT, MI-FARMINGTON HILLS, LLC, a Delaware limited liability company

                                  By: CANDLEWOOD HOTEL COMPANY FUND I, LLC, a
                                      Delaware limited liability company, its
                                      sole member

                                      By: CANDLEWOOD VENTURES I, LLC, a Delaware
                                          limited liability company, its
                                          managing member

                                          By: CANDLEWOOD HOTEL COMPANY, INC., a
                                              Delaware corporation, its sole
                                              member

                                              By:       /s/ Tim Johnson
                                                 -------------------------------
                                                 Tim Johnson
                                                 Vice President Treasurer

                                  PURCHASER:

                                  HOSPITALITY PROPERTIES TRUST,
                                  a Maryland real estate investment trust

                                  By:     /s/ John G. Murray
                                     -------------------------------------------
                                     John G. Murray
                                     President

                                   SCHEDULE A

                                 THE PROPERTIES

             LOCATION                                         ALLOCABLE PURCHASE PRICE
             --------                                         ------------------------
Orange County Airport (Santa Ana), CA                               $ 9,263,130
San Jose (Santa Clara), CA                                          $ 9,765,641
Hartford (Meriden), CT                                              $ 7,193,703
Boston (Burlington), MA                                             $12,074,042
Detroit (Farmington Hills), MI                                      $ 8,429,876
Morris Plains (Morris Plains), NJ                                   $ 8,760,273
Rockland (Clarkstown), NY                                           $ 9,513,335

                            SCHEDULES B-1 THROUGH B-7

                        LEGAL DESCRIPTIONS OF PROPERTIES

                             [See attached copies.]

                                   SCHEDULE C

                        LIST OF PLANS AND SPECIFICATIONS

                             [See attached copies.]

                                   SCHEDULE D

                         FORM OF SURVEYOR'S CERTIFICATE

                             SURVEYOR'S CERTIFICATE

TO:      Hospitality Properties Trust
         and its assignees or nominees
         400 Centre Street
         Newton, MA 02458

RE:      Survey Entitled "_______________________________________"
          dated _________ ___, 2003, prepared by
         _______________________________________

         The undersigned hereby certifies that the above-referenced survey was prepared from an actual on-the-ground instrument survey of the subject premises; that the same accurately shows the location of the boundaries of the subject premises and the location of all streets, highways, alleys and public ways crossing or abutting said premises; that the dimensions of the improvements and the locations thereof with respect to the boundaries are accurately shown as the same were situated on ___________ ___, 2003; that there are no encroachments by improvements appurtenant to adjoining premises upon the subject premises, nor from the subject premises, unless shown thereon; that all buildings and structures, if any, lie wholly within all applicable building restriction lines, if any, and do not violate any restriction or other recorded agreements set forth in the title insurance commitment for the subject premises dated __________ __, 2003, issued to you by _________ Title Insurance Company, Commitment No. _______ (the "Title Policy"); that all easements and rights of way which are appurtenant to or burden the subject premises and (i) are referred to in the Title Commitment or (ii) are apparent from a visual inspection are delineated thereon, and are located other than through the existing building shown hereon; that all parking spaces, if any, are delineated thereon; and that, except as otherwise shown thereon, the subject premises are not located (x) within any flood hazard or flood way area or district as designed by Federal, state or municipal authority or (y) within any area subject to regulation by Federal, state or municipal authority as inland or coastal wetlands, beach, estuary or the like.

         Access to and egress from the subject premises and the improvements and structures thereon to ________ Street, a public way, are provided by the means indicated thereon. Municipal water, storm sewer facilities and telephone, gas and electric services of public utilities are available in the locations indicated thereon.

         The undersigned hereby certifies that the square footage of each parcel delineated on the above-referenced survey is as set forth thereon, that all such parcels are contiguous without any strips, gaps or gores existing between any of said parcels, and that said parcels, when combined, form and create one complete and uninterrupted parcel without any strips, gaps or gores.

         This survey is made in accordance with the "Minimum Standard Detail Requirements for Land Title Surveys" jointly established and adopted by ALTA and ACSM in 1999.

Dated: _________ ___, 2003                     ___________________________
                                                     Registered Land Surveyor
                                                     __________#_______________

[Surveyor's Seal]

                                   SCHEDULE E

                          FORM OF SELLERS' CERTIFICATE

                               CLOSING CERTIFICATE

         Reference is made to the Purchase and Sale Agreement, dated __________ (the "Purchase Agreement"). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

         In connection with the consummation of the transactions contemplated by the Purchase and Sale Agreement with respect to the properties described on Exhibit A, the undersigned hereby certifies as follows:

         1. That the Improvements on each of the Properties include the number of rooms as set forth in Exhibit A;

         3. That the Opening Date of each of the Properties is listed on Exhibit A; and

         4. That the Properties are being operated as a Candlewood hotel as set forth in Exhibit A.

         Executed under seal as of this ____ day of __________, 2003.

                                                     ___________________________

                                                     By:_______________________

                                                        Its (Vice) President

                                    EXHIBIT A

PROPERTY             BRAND       NO. OF ROOMS     OPENING DATE
--------             -----       ------------     ------------
Santa Ana         Candlewood         122           02/15/2001

Santa Clara       Candlewood         122           04/24/2000

Meriden           Candlewood         124           06/29/2000

Burlington        Candlewood         149           11/17/2000

Farmington        Candlewood         125           06/15/2000

Morris Plains     Candlewood         122           06/05/2000

Clarkstown        Candlewood         124           05/18/2000

                                   SCHEDULE F

                         FORM OF ARCHITECT'S CERTIFICATE

                                                             __________ __, 2003

         Reference is made to the Purchase and Sale Agreement, dated __________ (the "Purchase Agreement"), by and between ___________________________, as sellers, and Hospitality Properties Trust, as purchaser (together with its successors and assigns ("HPT").

         As an inducement to HPT to acquire the properties identified on Exhibit A to this letter (the "Properties"), we do hereby:

                  1. Certify to HPT that we are professional architects, duly registered under the laws and applicable regulations of the State of ______________;

                  2. Certify to HPT that, to our knowledge, the Plans and Specifications identified on Exhibit B (the "Plans") comply with all applicable requirements of all governmental authorities having jurisdiction over the improvements located on the Properties, including, without limitation, all applicable zoning laws, ordinances, rules, regulations and restrictions (but excluding any such ordinances, rules, regulations and restrictions relating to environmental matters); and

                  3. Certify to HPT that the improvements have been substantially completed in accordance with the Plans.

                                                Very truly yours,

                                                ________________________________

                                                By:_____________________________
                                                     Its:

                                    EXHIBIT A

                                 THE PROPERTIES

                             [See attached copies.]

                                    EXHIBIT B

                            PLANS AND SPECIFICATIONS

                             [See attached copies.]